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                                                                     Exhibit 10a
                                                                     -----------

                            AGREEMENT FOR SEVERANCE

     AGREEMENT made as of this __ day of ________, 1997 by and between TranSwitch Corporation, a Delaware corporation (the "Company"), and __________ (the "Employee").

     WHEREAS, the Company desires to continue to employ the Employee, and the Employee desires to be employed by the Company on the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the mutual covenants and obligations herein contained, it is mutually agreed between the parties hereto as follows:

     1.   EMPLOYMENT AND TERM.  The Company hereby agrees to continue to employ
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the Employee and the Employee hereby agrees to serve as _______________
____________________ of the Company. The initial term of this agreement shall be through the date that is one year from the date set forth above and, unless terminated earlier, the term shall continue automatically thereafter until terminated by either party pursuant to paragraph 3 hereof. Both the Employee and the Company shall have the right to terminate the Employee's employment at any time upon notice to the other party provided in paragraph 3 hereof subject to the Company's obligation to pay termination benefits under certain circumstances as provided in paragraph 3.D.

     2.   COMPENSATION.
          ------------

          A.   SALARY.  In consideration of all of the services to be rendered
               ------
by the Employee to the Company, the Company will pay to the Employee a salary of $_______ per annum, or such greater amount as the Company may, from time to time, determine. Such salary shall be payable in conformity with the Company's prevailing compensation practice, as such practice shall be established or modified from time to time.

          B.   BENEFITS.  The Employee will be entitled to continue to
               --------
participate on the same basis with all other employees of the Company in the Company's standard benefit package generally available to all other employees of the Company, including the Company's group health, disability and life insurance programs.

     3.   TERMINATION.  The Employee's term of employment under this Agreement
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may be terminated as follows:

          A.   AT THE EMPLOYEE'S OPTION.  (1) Subject to the Company's right to
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terminate the Employee pursuant to paragraphs 3.B and 3.C below, the Employee may terminate his employment hereunder for any reason at any time upon at least thirty (30) days' prior written notice. If the Employee dies during his employment hereunder, the Company shall have no further obligation to pay unaccrued compensation. If the Employee becomes disabled for such period of time and under circumstances which
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entitle him to receive disability benefits under the terms of any disability policy now maintained or to be purchased for the Employee by the Company, then the Board of Directors of the Company, in its discretion, may elect to terminate the Employee's employment by reason of such disability. The Employee's right to receive further unaccrued compensation shall terminate effective upon such termination.

     (2) Subject to the Company's right to terminate the Employee pursuant to Sections 3.B and 3.C below, the Employee may terminate his employment hereunder upon the occurrence of "Changed Circumstances," as hereinafter defined, upon written notice to the Company. For the purposes of this Section 3.A, "Changed Circumstances" shall mean (i) a significant reduction in the nature or scope of the Employee's responsibilities, authority, powers, functions or duties of ________________________ of the Company or (ii) an adverse change in the Employee's work environment such that Employee is unable to perform his or her duties hereunder. In the event that Employee terminates his or her employment pursuant to this Section 3.A(2), the Employee shall be entitled to severance payments from the Company as determined in accordance with Section 3.D. below.

          B.   AT THE ELECTION OF THE COMPANY FOR JUST CAUSE.  Notwithstanding
               ---------------------------------------------
paragraph 3.A, the Company may, immediately and unilaterally terminate the Employee's employment hereunder for just cause at any time during the term of this Agreement by notice to the Employee. Termination of the Employee's employment by the Company shall constitute a termination "for just cause" if such termination is for one or more of the following reasons: (i) the continuing gross and willful failure or refusal of the Employee to perform a substantial portion of his obligations under this Agreement after ten (10) days' written notice of such gross and willful failure or refusal from the Board of Directors of the Company, such notice to set forth in reasonable detail the nature of such failure or refusal; (ii) the commission by the Employee of an act or fraud or embezzlement or the commission by the Employee of any other action of extreme dishonesty which, in the reasonable opinion of the Board of the Directors of the Company, may materially injure the Company; or (iii) the Employee having been convicted of a felony. In the event that the Company exercises its right to terminate the Employee's employment under this paragraph 3.B, the Employee shall not be entitled to receive any severance or other termination benefits.

          C.   AT THE ELECTION OF THE COMPANY FOR REASONS OTHER THAN JUST CAUSE.
               ----------------------------------------------------------------
Notwithstanding paragraph 3.A, the Company may, immediately and unilaterally, terminate the Employee's employment hereunder at any time without cause by giving written notice to the Employee of the Company's election so to terminate. In the event that the Company exercises its right to terminate under this paragraph 3.C, the Employee shall be entitled to receive severance payments from the Company as determined in accordance with paragraph 3.D below.

          D.   SEVERANCE PAYMENTS; BENEFITS.  In the event that the Employee's
               ----------------------------
employment with the Company is terminated (i) at the Employee's option pursuant to
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paragraph 3.A(2), or (ii) at the Company's option pursuant to paragraph 3.C, the
Employee shall be entitled to receive severance payments from the Company equal to the sum of ________ ( ) months salary, plus an amount equal to _________% of the highest annual bonus paid to the Employee over the previous five years. Severance payments shall be calculated on the basis of the Employee's monthly salary at the time of termination. Severance payments shall be payable in a single lump sum within fifteen (15) days after the date of termination. In addition, in the event that Employee's employment is terminated pursuant to paragraphs 3.A(2) or 3.C, the Company shall pay the Employee's normal post-termination benefits in accordance with the Company's retirement, insurance and other benefit plans and arrangements; provided, however, that the Company shall
                                      --------  -------
continue to provide the Employee coverage under its health benefit plans or arrangements until the __________ anniversary of such termination.

     4.   REDUCTION OF PAYMENTS BY THE COMPANY.  (a) If, in connection with a
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change (i) in the ownership or effective control of the Company or (ii) in the ownership of a substantial portion of the Company's assets (each as defined in Section 280G(b)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code")), the payment to be made pursuant to Section 3.D, and/or any payment or benefit received or to be received by the Employee pursuant to any other plan, arrangement or agreement (all such payments or benefits, the "Total Payments") would constitute (in whole or in part) an "excess parachute payment" within the meaning of Section 280G(b) of the Code, then the amount of the Total Payments shall be reduced to the minimum extent necessary to insure that no portion of the Total Payments constitutes an "excess parachute payment" within the meaning of Section 280G(b) of the Code. All calculations pursuant to this Section 4 shall be made by tax counsel selected by the Company or by the Company's independent auditors.

     (b) In the event that the Company shall have made payments to the Employee pursuant to either (i) this Agreement or (ii) that certain Executive Agreement between the Company and the Employee and dated of even date herewith (the "Executive Agreement"), then the Employee agrees that such payments shall reduce or eliminate the obligation of the Company to make payments under the other such agreement, so that the effect of this provision shall be that the maximum amount payable under both this Agreement and the Executive Agreement shall not exceed the greater of the maximum amount payable under either this Agreement or the Executive Agreement.

     5.   WAIVERS AND MODIFICATIONS.  This Agreement may be modified, and the
          -------------------------
rights and remedies of any provision hereof may be waived, only in writing, signed by both the Company and the Employee. This Agreement sets forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein.

     6.   GOVERNING LAW.  This Agreement shall be construed in accordance with
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the laws of the State of Connecticut.
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     IN WITNESS WHEREOF, each of the parties hereto has executed this Employment
Agreement under seal as of the date and year first written above.


TRANSWITCH CORPORATION                  EMPLOYEE


By:_________________________            ______________________________

Title:______________________